EXHIBIT 23
                                                       ----------


                 CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Annual Report on Form 10-K of Chiquita Brands International, Inc. of our report dated February 15, 2001 (except for Notes 2 and 9, for which the date is March 15, 2001), included in the 2000 Annual Report to Shareholders of Chiquita Brands International, Inc.

   Our audits also included the financial statement schedules of Chiquita Brands International, Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

   We also consent to the incorporation by reference in the following Registration Statements and related prospectuses of Chiquita Brands International, Inc. of our report dated February 15, 2001 (except for Notes 2 and 9, for which the date is March 15, 2001), with respect to the consolidated financial statements and schedules of Chiquita Brands International, Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2000.


              Registration
   Form      No.            Description

   S-3       33-58424       Dividend Reinvestment Plan
   S-3       333-00789      Debt Securities, Preferred Stock,
                            Preference Stock,
                             Depositary Shares, Common Stock and
                            Securities Warrants
   S-8       33-2241        Chiquita Savings and Investment Plan
             33-16801
             33-42733
             33-56572
             333-39671
             333-93517
   S-8       33-14254       1986 Stock Option and Incentive Plan
             33-38284
             33-41069
             33-53993
   S-8       333-59085      1998 Stock Option and Incentive Plan
   S-8       33-38147       Associate Stock Purchase Plan
   S-8       333-59063      1997 Amended and Restated Deferred
                            Compensation Plan




/s/ ERNST & YOUNG LLP
Cincinnati, Ohio
March 29, 2001